Exhibit 16.1

Ernst & Young LLP	Phone: (619) 235-5000
Suite 1100	Fax: (619) 235-5151
501 West Broadway	www.ey.com
San Diego, California 92101

November 10, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 10, 2004 of Cortex Pharmaceuticals, Inc. and are in agreement with the statements contained in paragraphs 1, 3, 4 and 6 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

A Member Practice of Ernst & Young Global